UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2014 (December 29, 2014)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2014, HPIL Holding (“HPIL”), entered into a Brand License Agreement (the “Agreement”) with World Traditional Fudokan Shotokan Karate-Do Federation, a worldwide karate federation based in Switzerland (“WTFSKF”; WTFSKF and HPIL may be referred to herein individually as a “Party” or, collectively, as the “Parties”).  Pursuant to the Agreement, WTFSKF has granted to HPIL an exclusive, worldwide, transferrable license (the “License”) to use certain logos, names, and marks of WTFSKF (the “Marks”) and manufacture and sell certain products bearing the Marks (the “Products”).

In consideration for the License, HPIL agreed to issue to WTFSKF Seven Hundred Fifty Two Thousand (752,000) shares of treasury common stock of HPIL (the “Shares”) within seven (7) days of execution of the Agreement.  Additionally, beginning in 2018, HPIL will pay to WTFSKF an ongoing license fee equal to five percent (5%) of the revenues from sales of the Products (the “License Fee”; the License Fee and Shares are collectively referred to as the “License Consideration”).

WTFSKF has agreed to provide to HPIL annual projected sales forecasts based on its membership and their expected needs for Products (the “Projected Sales”).  The License Consideration will be subject to renegotiation by the Parties in the event that Projected Sales exceed actual sales of the Products by more than an agreed upon deviation percentage.  Additionally, WTFSKF may be required to either return the Shares or pay to HPIL the current market value of the Shares (approximately $6,805,600), if HPIL terminates the Agreement as a result of such deviations within the first fifty-two (52) months after the execution of the Agreement.

The initial term of the Agreement lasts until December 31, 2042, at which time the Agreement will automatically renew for successive twenty-five (25) year terms unless and until either Party provides notice of non-renewal or terminates the Agreement pursuant to the terms of the thereof.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

On November 27, 2012, a wholly owned subsidiary of HPIL, HPIL ART&CULTURE, Inc., entered into a Cooperation Agreement with WTFSKF to develop and cooperate to expand projects between the parties.  Additionally, HPIL ART&CULTURE, Inc. was the official sponsor of WTFSKF’s 12th European Karate Championship, which was held November 19-23, 2014 in Bucharest, Romania.  On October 9, 2014, a separate wholly owned subsidiary of HPIL, HPIL HEALTHCARE, Inc., entered into a Product Reseller Agreement with WTFSKF pursuant to which HPIL HEALTHCARE, Inc. will supply its IFLOR Stimulating Massage Device to WTFSKF for resale exclusively at WTFSKF-sanctioned events and through the WTFSKF members and their official affiliates.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth above under “Item 1.01” of this Current Report, which disclosure is incorporated herein by reference.

The transaction described above was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit                       Description

10.1                             Brand License Agreement entered into by and between HPIL and WTFSKF on December 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 30, 2014	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary